                                                                  Exhibit 10.3

                                                                20 Rs

                          [Facsimile of Indian Rupee]


                                 LOAN AGREEMENT

THIS AGREEMENT made this      day of                 One Thousand Nine Hundred
and Ninety Four between Seec, Incorporated, a corporation domesticated in the Commonwealth of Pennsylvania, having its Registered Office at 5001, Baum Blvd., Pittsburgh, Pennsylvania 15213, USA (hereinafter referred to as the "Borrower", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                      AND

THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act, 1913 (7 of 1913) and having its registered office at 163, Backbay Reclamation, Bombay 400 020 (hereinafter referred to as "the Lender", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                 LOAN AGREEMENT

                                    BETWEEN

                               SEEC, INCORPORATED

                                  AS BORROWER

                                      AND

       THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED

                                   AS LENDER

                                     UNDER

              PROGRAM FOR THE ADVANCEMENT OF COMMERCIAL TECHNOLOGY

                                    CONTENTS

Article          Subject
-------          -------
   I             DEFINITIONS: GENERAL CONDITIONS

  II             AGREEMENT AND TERMS OF LOAN

 III             SECURITY

  IV             APPOINTMENT OF NOMINEE DIRECTOR(S)

   V             SPECIAL CONDITIONS

  VI             EFFECTIVE DATE OF AGREEMENT

 VII             MISCELLANEOUS CONDITIONS

                 SCHEDULE I   -  THE PROJECT

                 SCHEDULE II  -  FINANCING PLAN

                 SCHEDULE III -  AMORTIZATION SCHEDULE

                 SCHEDULE IV  -  SPECIAL CONDITIONS

                                     : 2 :

W H E R E A S

A. An Agreement (hereinafter referred to as "the PACT Agreement") has been executed on 30th August, 1985 between the Government of India and the Government of United States of America acting through United States
    Agency for International Development (hereinafter referred to as ("AID") for undertaking a Program for the Advancement of Commercial Technology
    (PACT) which is designed to accelerate the pace and quality of technological innovation for products and production processes having applications in industry, agriculture, health and other areas, wherein The Industrial Credit and Investment Corporation of India Limited (ICICI) has been appointed as implementing agency for the PACT project;

B. Under the PACT Agreement, the Government of the United States of America acting through AID has agreed to contribute a certain sum for PACT (hereinafter referred to as "AID Grant Resources");

C. The AID Grant Resources alongwith return flows therefrom are to be used to promote and finance Indo-US joint technology development ventures and towards achieving objectives of PACT in general;

D. AID Grant Resources would be disbursed by AID to ICICI through GOI but ICICI shall not have any present or future beneficial interest therein and ICICI has agreed to manage and administer the same in accordance with the PACT Agreement for the purpose of implementing PACT;

E. The Borrower was earlier provided financial assistance from PACT for "Development of tools for data bases reengineering for applications in Relational Databases Management Systems (RDBMS)". The Borrower with Era Software Systems Pvt. Ltd. had jointly entered into Cooperation and Project Financing (CPF) Agreement with ICICI dated 20th day of June, 1990, and Supplemental Cooperation and Project Financing Agreement dated 25th day of November, 1992. The Borrower has since completed the development.

F. The Borrower has heretofore submitted to PACT a loan proposal (hereinafter called "the Proposal"). For and on the basis of the Proposal, the Borrower has applied to ICICI for financial assistance out of the PACT resources for commercialising the product; and

G. In accordance with the provisions of the PACT Agreement, the appropriate authority has examined and approved the Proposal for financing out of the AID Grant Resources and ICICI has agreed on behalf of GOI to provide financing for the implementation of the Proposal on the terms and conditions hereinafter set forth.

                                     : 3 :

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE I

                        DEFINITIONS: GENERAL CONDITIONS

I.  DEFINITIONS

1.1  The following terms shall have the following meanings:--

(a) "General Conditions" means the GENERAL CONDITIONS APPLICABLE TO FOREIGN CURRENCY LOANS PROVIDED BY financial institutions (GC-FC-88);

(b) "Project" means the project to be financed as described by "the Proposal" dated the 17th day of December 1993, incorporated by reference and made a part of this Agreement. Provided that if any of the said Proposal is inconsistent with any other provision of this Agreement, the provision otherwise set forth in this Agreement shall prevail. A brief description of the project is included in SCHEDULE I hereto; and

(c) "Financing Plan" means the financing plan as described in SCHEDULE II hereto.

1.2  GENERAL CONDITIONS

The Loan hereby agreed to be granted by the Lender shall be subject to the Borrower complying with the terms and conditions set out herein and also the General Conditions No. GC-FC-88, a copy of which has been attached hereto. The General Conditions shall be deemed to form part of this Agreement and shall be read as if they are specifically incorporated herein. As specified in Article I of the General Conditions No. GC-FC-88, the provisions of this Loan Agreement shall take precedence over any inconsistent provision in the General Conditions.

                                     : 4 :

                                   ARTICLE II

                          AGREEMENT AND TERMS OF LOAN

2.1  AMOUNT AND TERMS OF LOAN:

The Borrower agrees to borrow from the Lender and the Lender agrees to lend to the Borrower, on the terms and conditions contained herein as also in the General Conditions No. GC-FC-88, a sum to the maximum extent of US$ 300,000 (US$ Three Hundred Thousand Only).

2.2  INTEREST:

     (i) The Borrower shall pay to the Lender interest at a rate based on a spread of 2.5% above US prime rate on the principal amounts of the Loan outstanding on a quarterly basis in each year, on January 15, April 15, July 15 and October 15, subject to a cap of 9% and a floor of 6%.

          The prime rate as defined in this agreement refers to the US prime rate (as published in The Wall Street Journal) for the first work day of each quarter beginning January 1, April 1, July 1 and October 1 respectively of each year. This rate would be applicable for the next 3 months. The borrower shall inform ICICI by telefax within one week after January 1, April 1, July 1 and October 1 respectively or each year of such rate.

2.3  COSTS AND CHARGES:

The Borrower shall pay all taxes, duties, costs, charges and expenses in connection with or relating to the Loan transaction (including costs of investigation of title and protection of Lender's interests). In the event of the Borrower failing to pay the aforesaid moneys, the Lender will be at liberty but shall not be obliged to pay the same. All such sums shall be reimbursed by the Borrower to the Lender within 30 days from the date of notice of demand from the Lender and shall be debited to the Borrower's Loan Account and shall carry interest at the highest lending rate of the lender from the date of payment till such reimbursement.

2.4  LAST DATE OF WITHDRAWAL:

Unless the Lender otherwise agrees, the right to make withdrawals from the Loan shall cease on September 30, 1994.

2.5  REPAYMENT:

The Borrower undertakes to repay the principal amounts of the Loan in accordance with the Amortization Schedule set forth in SCHEDULE III hereto.

                                     : 5 :

2.6  REVIEW OF THE PROJECT

1. The Borrower shall implement the Project within the overall project cost of US$ 600,000 (US$ Six Hundred Thousand Only) ("the Project Cost") and in accordance with the financing plan ("the Financing Plan") both as agreed to between the Borrower and the Lender and set out in SCHEDULE II hereto.

2. The Borrower agrees that the Lender shall have the right to conduct a review of the Project before and after completion of the Project.

3.   The Borrower agrees that :--

     If, however, as a result of such review the Lender determines that the Borrower has not implemented/nor is likely to implement the Project within the Project Cost and/or in accordance with the Financing Plan, the Lender shall have the right to revise the Repayment Schedule and stipulate such additional conditions (including strengthening of management set up, change in means of financing, raising of additional equity capital / other interest-free unsecured funds from the Promoters) as the Lender in its absolute discretion deem fit and to require the Borrower to take such other measures as may be stipulated by the Lender in the light of the revised cost of the Project/means of financing/date of commencement of commercial production. Unless otherwise agreed to by the Lender and in such event, the Loan shall become repayable on demand until the Borrower complies with the stipulated terms and conditions to the satisfaction of the Lender and commences commercial production. Upon such compliance of the conditions and commencement of commercial production the Borrower shall repay the Loan in accordance with the Repayment Schedule as may be stipulated by the Lender, which Repayment Schedule shall be final and binding on the Borrower.

                                     : 6 :

                                  ARTICLE III

                                    SECURITY

3.1  SECURITY FOR THE LOAN

(A) The Loan together with interest, additional interest, and other costs, expenses and other moneys whatsoever stipulated in this Agreement shall be secured by a first charge by way of hypothecation in favour of the Lender of ALL THE BORROWER'S MOVEABLES (save and except book debts), including movable machinery, machinery spares, tools and accessories, present and future, pertaining to the project, subject to prior charges created and/or to be created in favour of the Borrower's Bankers on the Borrower's stocks of raw materials, semi-finished and finished goods, consumable stores and such other moveables as may be agreed to by the Lender for securing the borrowings for working capital requirements in the ordinary course of business. The terms "moveables" and "immovables" as used herein do not include source codes, copyrights and trademarks.

(B) The Borrower shall make out a good and marketable title to its properties to the satisfaction of the Lender and comply with all such formalities as may be necessary or required for the said purpose.

(C) The Borrower shall not sell, give on lease, license to conduct, mortgage, charge or otherwise dispose off its immovable properties, the plant and machinery or equipment or other assets purchased out of the loan or otherwise except with the prior permission from ICICI and agree to furnish suitable undertaking in this regard. Such equipment/machinery and other assets purchased out of loan shall be clearly identified.

(D) SECURITY INTEREST IN ACCOUNTS RECEIVABLE. So long as there remains any outstanding unpaid balance on the loan, the lender shall have a security interest in the borrower's present and future accounts receivable up to the loan amount. The lender hereby agrees that if the borrower should at any time be in default of its loan obligations to the lender, and if the lender collects any account receivable of the borrower, the lender will retain not more than 30% of each account receivable on account of borrower's unpaid balance, and lender will remit to borrower the remaining 70% of each account receivable which lender collects. Borrower will, at the time this Loan Agreement is signed, sign and deliver to lender for filing with the Commonwealth of Pennsylvania, a UCC -1 Financing Statement which will enable lender to perfect its said security interest in borrower's accounts receivable.

                                     : 7 :

3.2  CREATION OF ADDITIONAL SECURITY

If, at any time during the subsistence of this Agreement, the Lender is of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loan then outstanding, then, on the Lender advising the Borrower to that effect, the Borrower shall provide and furnish to the Lender, to the satisfaction of the Lender such additional security as may be acceptable to the Lender to cover such deficiency. The Borrower will not be required to furnish security totaling more than one hundred and twenty (120%) percent of the unpaid balance of principal and accrued interest on the loan.

3.3  ACQUISITION OF ADDITIONAL IMMOVABLE PROPERTIES

So long as any moneys remain due and outstanding to the Lender, the Borrower undertakes to notify the Lender in writing of all its acquisitions of immovable properties and as soon as practicable thereafter to make out a marketable title to the satisfaction of the Lender and include the same in the undertaking as mentioned in Section 3.1 (c).

                                     : 8 :

                                   ARTICLE IV

                        APPOINTMENT OF NOMINEE DIRECTOR

In the event the borrower is in default under the terms of this Loan Agreement, the Borrower agrees that the Lender shall be entitled to appoint and withdraw from time to time one Director on the Board of Directors of the Borrower at any time during the currency of this Agreement.

                                   ARTICLE V

                               SPECIAL CONDITIONS

5.1 The Loan hereby granted shall also be subject to the Borrower complying with the special conditions set out in SCHEDULE IV hereto.

5.2 CAP ON COSTS. As used in this paragraph, the term "costs" shall include any and all payments due under this Loan Agreement and the General Conditions GC-FC-88, other than payments of principal or interest made or due on the Loan. The parties agree that any costs imposed on Borrower under the terms of this Loan Agreement and General Conditions GC-FC-88, shall not exceed a maximum of Five Thousand ($5000) US Dollars in the aggregate.

5.3 EXERCISE OF DISCRETION. In all instances in which the Loan Agreement and General Conditions GC-FC-88 give the Lender the right to act unilaterally, and/or at its sole discretion, the Lender covenants and agree that it will exercise its discretion in a reasonable manner. Any dispute regarding the same may be submitted to binding arbitration by either party.

                                   ARTICLE VI

                          EFFECTIVE DATE OF AGREEMENT

This Agreement shall become binding on the Borrower and the Lender on and from the date first above written. It shall be in force till all the moneys due and payable under this Agreement are fully paid off.

                                     : 9 :

                                  ARTICLE VII

1     MISCELLANEOUS CONDITIONS:

(i) This Agreement shall be construed and interpreted in accordance with the laws of India and neither the Borrower or the Lender shall request the Borrower to do anything contrary to any United States law or regulation.

(ii) BINDING ARBITRATION. Notwithstanding any provision in the Loan Agreement and the General Conditions GC-FC-88 to the contrary, the parties agree that all disagreements, claims and disputes between them arising from or related to the Loan Agreement and the General Conditions GC-FC-88, shall be decided by binding arbitration by arbitrators approved by the Indo-American Chamber of Commerce. All such arbitration proceedings shall be conducted under the auspices of, and in accordance with the rules of, the Indo-American Chamber of Commerce, at a location to be mutually agreed to by the parties, or failing agreement, to be decided by the arbitrators. The decision of the arbitrators shall be final and binding on the parties.

(iii) All disputes or differences whatsoever arising between the parties out of or relating to the construction, meaning and operation or effect of this Agreement or breach thereof shall be settled by arbitration in accordance with the Rules of Arbitration of the Indian council of Arbitration and the award made in pursuance thereof shall be binding on the parties. The venue of arbitration will be Bombay.

(iv) The Proposer undertakes to comply with all applicable laws, rules and regulations as prevailing in India and United States of America as the case may be and will also apply and obtain all necessary licenses, consents and permits for the purposes of entering into and carrying out their obligations.

                                     : 10 :

                                   SCHEDULE I

                                  THE PROJECT

The Borrower, an already existing company, proposes commercialisation of tools for software reengineering. The cost of the project estimated at US $ 600,000 is proposed to be financed by Founder's contribution of US $ 300,000, and foreign currency term loan from ICICI of US $ 300,000.

The Borrower has approached the Lender to provide term loan of US $ 300,000 to finance a part of the cost of project. The lender has agreed to provide a Foreign Currency Term Loan of US $ 300,000 to the borrower from PACT Resources.

                                     : 11 :

                                  SCHEDULE II


                       COST OF PROJECT AND FINANCING PLAN

COST OF THE PROJECT

The cost of the project is estimated at US $ 600,000 as follows:

                                      (US $ '000)

Capital equipment                           50

Salaries and Wages                         350

Brochures and Support material              10

Direct mail campaign                        10

Trade and Road shows                        50

Travel                                      40

Advertising & Tele marketing                90
                                           ---
                                           600
                                           ===

                                     : 12 :

MEANS OF FINANCING

The above project cost estimated at US $ 600,000 is proposed to be financed as follows :

                                             (US $ '000)

SEEC Revenues & Reservers                        300

Foreign Currency Term Loan
from PACT Resources                              300
                                                 ---
                                                 600
                                                 ===

                                     : 13 :

                                  SCHEDULE III

                             AMORTIZATION SCHEDULE


Name of the Lender  :  ICICI


                              Amount of               Amount outstanding
     Date of                  instalment              after each payment
 instalment Due               (US$ '000)                  (US$ '000)
------------------            ----------              ------------------
December  15, 1995                30                         270
March     15, 1996                30                         240
June      15, 1996                30                         210
September 15, 1996                30                         180
December  15, 1996                30                         150
March     15, 1997                30                         120
June      15, 1997                30                          90
September 15, 1997                30                          60
December  15, 1997                30                          30
March     15, 1998                30                           0

                                     : 14 :

                                  SCHEDULE IV

                   SPECIAL CONDITIONS as listed herein below

1.  Before the loan become effective

    a) The Borrower shall make necessary arrangements for bringing in a part of the funds agreed to for financing the project.

    b) In the event the Borrower is in default under the terms of this loan agreement it shall if required by ICICI, broadbase its Board of Directors and finalise/strengthen its management set-up in consultation with and to the satisfaction of the ICICI.

    c) The company shall make arrangements with its bankers, satisfactory to ICICI, for meeting its working capital requirements.

2. The company undertakes that during the currency of the loan it shall not declare any dividend on its share capital, if it fails to meet its obligations to pay interest and/or instalment of instalments and/or other moneys payable to ICICI so long as it is in such default.

                                     : 15 :

3. a) The company undertakes to maintain proper books of accounts for utilisation of PACT funds and to submit auditors' certificate for the same. It has to get them audited by a firm of chartered Accountants on the approved list of AID/W, Regional Inspector General (RIG/A/S) and submit a report in accordance with the guidelines issued by RIG/A/S.

    b) The company shall also enable periodic visits by ICICI and United States Agency for International Development (USAID) officers for assessing progress of work and monitoring the project.

    c) The company shall comply with such special conditions as may be stipulated by ICICI at the time of disbursement of loan or subsequently.

4. In case of default under the terms of this loan agreement ICICI shall be entitled to appoint one nominee on the Board of Directors of the company during the currency of the ICICI assistance.

5. In case of default (set forth in General Conditions GC-FC-88), ICICI has an option to convert moneys due to common stock of the borrower at fair value to be decided by an independent evaluator.

6. The borrower shall provide ICICI with the opinion of the Borrower's counsel that the Borrower is a validly existing organisation and is authorised to enter into all aspects of the transaction, that no liens affecting the Property other than these to which ICICI specifically consents exist and that the Borrower is authorised and empowered to borrow the sum specified herein and to create security in favour of ICICI.

                                     : 16 :

IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to a duplicate hereof on the day, month and year first hereinabove written and the Lender has caused the same to be executed by the head of authorised official of the Lender as hereinafter appearing.


THE COMMON SEAL of SEEC, INC. was
pursuant to the Resolution of its Board
of Directors passed in that behalf on the
         day of        1994 hereunto
affixed in the presence of
Ms. Keely O'Malley                                        [SEAL]
who has signed these presents in token
thereof.


SIGNED AND DELIVERED BY the within named
Lender by the hand of Shri
an authorised official of the Lender.

                               GENERAL CONDITIONS

                                  NO. GC-FC-88

                APPLICABLE TO FOREIGN CURRENCY LOANS PROVIDED BY

                             FINANCIAL INSTITUTIONS

                               TABLE OF CONTENTS


Article Number                     Title                          Page No.
--------------                     -----                          --------
    I                Applicability                                 01

    II               Definitions                                   01-02

    III              Approvals                                     02

    IV               Disbursement, Interest, Commitment            02-06
                     and other charges and Repayment

    V                Borrower's warranties                         06-07

    VI               Predisbursement conditions                    07-09

    VII              Conditions applicable during currency
                     of the Loan Agreement

                     1.  Project                                   09-10

                     2.  Utilisation of the Loans                  10

                     3.  General Covenants                         10-14

                     4.  Nominee Director                          14

                     5.  Management                                14-16

    VIII             Reports                                       16

    IX               Inspection                                    16

    X                Events of default and remedies                17-20

    XI               Cancellation, suspension and termination      20-22

    XII              Waiver                                        22

    XIII             Applicability of other Statutes               22

    XIV              Miscellaneous                                 22


                                   * * * * *

                                     : 1 :

                                   ARTICLE I

                                 APPLICABILITY

     The General Conditions set out herein shall, if the Loan Agreement so provides, be applicable to the foreign currency loans provided singly or jointly by The Industrial Development Bank of India (IDBI), The Industrial Finance Corporation of India (IFCI) and The Industrial Credit and Investment Corporation of India Limited (ICICI).

     If there is any inconsistency between these General Conditions and the Loan Agreement, the Loan Agreement will prevail.

     All the provisions of these General Conditions and the Loan Agreement shall have full force and effect till all monies due from the Borrower to the Lenders under the Loan Agreement are paid/repaid in full.


                                   ARTICLE II

                                  DEFINITIONS

     The following terms have the following meanings in these General Conditions and in the Loan Agreement:


1. "Borrower" means the party to the Loan Agreement to which the Loans are made.

2. "Foreign Lending Agency" means the Agency providing foreign currency funds to the Lenders pursuant to terms of their Agreements.

3. "Lead Institution" means any one of the Lenders as may be designated by them from time to time, as their attorney in a particular loan transaction. In the event of any Lender granting Loan(s) to the Borrower singly (and not jointly with other Lenders), the expression "Lead Institution" wherever it appears in these General Conditions or in the Loan Agreement shall mean only the "Lender".

4. "Lenders" means IDBI, IFCI and ICICI or any one or more of them where the subject or context so admits.

5. "Loan Agreement" means the particular loan agreement and includes these General Conditions as applied thereto, and all schedules and amendments supplemental to the Loan Agreement.

6. "Loan" or "Loans" means amounts of various foreign currencies or their equivalents in other foreign currencies used for their purchase, agreed to be provided by the Lenders under the Loan Agreement or (as the context requires) so such thereof as may be outstanding from time to time.

                                     : 2 :

7. "Project" means the project for which the Loans are agreed to be granted, as described in the Loan Agreement.

8. All other terms used in these General Conditions shall have the meanings assigned to them under the Loan Agreement.


                                  ARTICLE III

                                   APPROVALS

     Unless otherwise agreed to by the Lead Institution, the Borrower shall approach the Lead Institution for obtaining all consents and approvals required under the Loan Agreement. All acts and deeds done, and all consents and approvals given, by the Lead Institution shall be deemed to have been done and given by every Lender individually.


                                   ARTICLE IV

       DISBURSEMENT, INTEREST, COMMITMENT AND OTHER CHARGES AND REPAYMENT

SECTION 4.1 - TERMS OF DISBURSEMENT

     (i) The Loans will be disbursed by the Lenders in such manner as may be decided by the Lenders subject to the Borrower complying with the provisions of the Loan Agreement and the disbursement procedure(s) stipulated by the Lenders (including production/execution of evidences/documents required for disbursement) and the expenditure incurred on the Project being in consonance with the details mentioned in the Loan Agreement.

     (ii) In the event of the Lenders agreeing to disburse any amount of the Loans pending creation of final security as stipulated in the Loan Agreement, the same may be disbursed on such terms as may be decided by the Lenders.

     All disbursements shall be by authorisation(s) and the collection/remittance charges will be borne by the Borrower. The interest on the Loans will accrue as from the value date as specified in the authorisation.

SECTION 4.2 - INTEREST

     (i) All interest on the Loans and on all other monies accruing due under the Loan Agreement shall, in case the same be not paid on the respective due dates, carry further interest at the applicable rate(s) under the Loan Agreement, computed from the respective due dates and shall become payable upon the footing of compound interest with quarterly/half yearly/yearly rests as provided in the Loan Agreement.

                                     : 3 :


     (ii) All interest and other monies which shall accrue under the provisions of the Loan Agreement shall also be payable in the manner and on the dates as mentioned in the Loan Agreement for payment of interest on the principal amounts of the Loans.

SECTION 4.3 - COMMITMENT CHARGE

     (i) Commitment charge shall be payable in the manner and on the dates specified in the Loan Agreement.

     (ii) Arrears of commitment charge shall carry interest at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of default.

     (iii) Commitment charge shall be payable even though the Loans are ultimately cancelled or not availed of for any reason whatsoever.

     (iv) In the event of such cancellation, the commitment charge in respect of the Loans or any part thereof which has been cancelled, shall cease to accrue from the day on which the Borrower's request for cancellation is received by the Lenders.

SECTION 4.4 - REPAYMENT

     (i) The Lenders may, in suitable circumstances, revise, vary or postpone the repayment of the principal amounts of the Loans or the balance outstanding for the time being or any instalment(s) of the said principal amounts of the Loans or any part thereof upon such terms and conditions as may be decided by the Lenders.

     (ii) In the event of any default in the payment of instalment(s) of principal, any interest, commitment charge or liquidated damages, postponement, if any, allowed by the Lenders shall be at the rate of interest as may be stipulated by the Lenders at the time of postponement.

     (iii) If, for any reason, the amount finally disbursed by the Lenders out of the Loans is less than the amount of the Loans, the instalment(s) of repayment of the Loans shall stand reduced proportionately but shall be payable on the due dates as specified in the amortization Schedule(s) in the Loan Agreement.

SECTION 4.5 - LIQUIDATED DAMAGES ON DEFAULTED AMOUNTS

     In case of default in payment of instalment(s) of principal, interest, commitment charge and all other monies (except liquidated damages) on their respective due dates, the Borrower shall pay on the defaulted amounts, liquidated damages at the rate of 2% per annum for the period of default. Liquidated damages shall be payable in the manner and

                                     : 4 :

on the dates as specified in the Loan Agreement for payment of interest. Arrears of liquidated damages shall carry interest at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of default.

4.6 - INCREASED COSTS

     In the event of the Lenders being called upon to pay any additional amount by the Foreign Lending Agency, in terms of their respective agreements, or on account of factors beyond the control of the Lenders, the Borrower shall reimburse all such amounts to the Lenders.

SECTION 4.7 - REIMBURSEMENT OF EXPENSES

     (i) The Borrower shall reimburse all sums paid by the Lead Institution/the Lenders under Article IV - Sections 4.6 and 4.10(f), Article VII - Sections 7.3(B)(v), 7.3(B)(vii), 7.5(vii), Article IX - Section 9(b)(iii) and Article X -
Section 10.4 within 30 days from the date of notice of demand from the Lead Institution/Lenders. All such sums shall be debited to the Borrower's Loan Account and shall carry interest from the date of payment till such reimbursement at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of payment.

     (ii) In case of default in making such reimbursement within 30 days from the date of notice of demand, the Borrower shall also pay on the defaulted amounts, liquidated damages at the rate of 2% per annum from the expiry of 30 days from the date of notice of demand till reimbursement in accordance with the provisions of Section 4.5.

SECTION 4.8 - APPROPRIATION OF PAYMENTS

     a) Unless otherwise agreed to by the Lenders, any payments due and payable under the Loan Agreement and made by the Borrower shall be appropriated towards such dues in the following order, viz., -

    (i)  Premium on prepayment;
   (ii)  Costs, charges, expenses and other monies;
  (iii)  Interest on costs, charges, expenses and other monies;
   (iv)  Commitment charge;
    (v)  Interest on arrears of commitment charge;
   (vi)  Interest payable in terms of the Loan Agreement;
  (vii) Further interest and liquidated damages on defaulted amounts payable in terms of section 4.2(i) and 4.5;
 (viii) Repayment of instalments of principal due and payable under the Loan Agreement.

                                     : 5 :

     b) Notwithstanding anything contained in clause(s) hereinabove, the Lenders may, at their discretion, appropriate such payments towards the dues, if any, payable by the Borrower in respect of earlier loan(s) availed of by the Borrower from the Lenders in the order specified in the relative Loan Agreement(s).

4.9 - ALTERATION IN SOURCE(S) OF THE LOANS/CURRENT/INTEREST SWAPS

        The Lenders may, at any time, in their absolute discretion, alter the sources from which the Loans or any part thereof is agreed to be provided/provided under the Loan Agreement. In such an event, the liability of the Borrower in respect of the Loans or such part thereof in respect of which the source(s) has been altered as regards rate(s) of interest, repayment(s) of principal and currencies and date(s) and mode of such payment/repayment shall be as applicable to the loan(s) out of such altered source(s) as intimated by the Lenders, which shall be final and binding on the Borrower.

        The Lenders may, at any time, in their absolute discretion, effect currency and/or interest rate swap for the Loans or any part thereof agreed to be provided/provided herein. In such an event, the liability of the Borrower in respect of which the Loans or such part thereof in respect of the currency or currencies of repayment/payment of principal, interest and all other monies payable hereunder/rate(s) of interest on principal of the Loans such part thereof shall be as intimated by the Lenders, which shall be final and binding on the Borrower.

SECTION 4.10 - PLACE AND MODE OF PAYMENT

        Notwithstanding anything contained hereinbefore, the Borrower shall make payments to each of the Lenders, whether of principal amount of the Loan, interest, commitment charge, premium on prepayment or on redemption, if any, in equivalent rupees in lieu of foreign currencies. for the purpose of this section, the following conditions shall apply:-

     a) The rupee sum shall be determined by the Lenders with reference to the actual cost to the Lenders (including all commission or other bank charges and out-of-pocket expenses) in remitting the foreign currencies on the due dates.

     b) The rupees sum shall be paid by the Borrower to the Lenders 15 days in advance of the due dates to enable the Lenders to remit the foreign currencies on the due dates.

     c) The rupees sum shall be paid by the Borrower to the Lenders by cheque or bank draft drawn on a Scheduled Bank in Bombay/New Delhi and the collection/remittance charges, if any, in respect thereof will be borne by the Borrower.

                                     : 6 :


     d) Credit for all payments made by the Borrower in terms of this Agreement by cheque/bank draft will be given only on realisation or on the relative due date, whichever is later.

     e) For the purpose of sub-section (a) hereof a statement signed by a designated officer of the Lenders shall be sufficient evidence of the costs, commission, expenses, etc.

     f) Any difference on account of exchange fluctuations in the rates of foreign currencies involved between the payment made by the Borrower to the Lenders and the actual cost to the Lenders as referred to in sub-section (a) above shall be borne by or be given credit to the Borrower.

         In the case of ICICI, if ICICI decides not to call for payment in equivalent rupees in the manner provided above, ICICI shall have the right to notify the Borrower the place or places where and the person or persons to whom the payments in foreign currencies falling due thereafter shall be made and all expenses involved in making payments in the manner so notified shall be borne by the Borrower.

SECTION 4.11 - RUPEE TYING OF DEFAULTED AMOUNTS

          Without prejudice to any of the obligations of the Borrower in terms of the Loan Agreement, in the event of default by the Borrower in making payment in discharge of any of its obligations under the Loan Agreement on the due dates then, notwithstanding anything to the contrary contained in the Loan Agreement, the liability of the Borrower thereafter in respect of such amounts shall be in rupees, which shall be determined and notified by the Lenders to the Borrower in accordance with the provisions of sub-section 4.10(a) hereinabove (hereinafter referred to as "the rupee tied defaulted amounts').

        Notwithstanding anything to the contrary contained in the Loan Agreement, the rupee tied defaulted amounts will carry interest and further interest from the respective due dates at the lending rate(s) of the Lenders for normal rupee term loans prevailing on the date of default and shall be payable on the dates specified in the Loan Agreement.


                                   ARTICLE V

SECTION 5 - BORROWER'S WARRANTIES

        Except to the extent already disclosed in writing by the Borrower to the Lenders, the borrower shall be deemed to have assured, confirmed and undertaken as follows:

                                     : 7 :


(a)  DUE PAYMENT OF PUBLIC AND OTHER DEMANDS

        The Borrower is not in arrears of any public demands such as income-tax, corporation tax and all other taxes and revenues or any other statutory dues payable to the Central or State Government(s) or any local or other authority.

(b)  SELLING AND PURCHASING ARRANGEMENTS

        The Borrower has entered into requisite selling and purchasing arrangements to the satisfaction of the Lead Institution.

(c)  MANAGEMENT AGREEMENT

        The terms and conditions of appointment of Managing Director or any other person holding substantial powers of management, by whatever name called, shall be subject to the approval of the Lead Institution.

(d)  CONFLICT WITH MEMORANDUM AND ARTICLES OF ASSOCIATION

        Nothing in the Loan Agreement conflicts with the Memorandum and Articles of Association of the Borrower.

(e)  IMPORT LICENCE

        The Borrower has obtained import licence(s) with list of equipment/necessary information about eligibility, scope and validity of imports under Open General Licence for equipment to be imported for the Project, and final quotation therefor. The Borrower further undertakes to obtain information regarding changes in import policy, eligibility and scope of import and shall advise the Lenders in this regard from time to time.


                                   ARTICLE VI

                           PREDISBURSEMENT CONDITIONS

SECTION 6 - CONDITIONS PRECEDENT TO DISBURSEMENT

        The obligation of the Lenders to make disbursements under the Loan Agreement shall be subject to the Borrower performing all its obligations and undertakings under the Loan Agreement besides compliance by the Borrower with the Disbursement Procedure stipulated by the Lenders, such as submission of necessary information, documents, etc. to the satisfaction of the Lenders. Before seeking disbursement the Borrower shall also comply with the following conditions:

                                     : 8 :


(a) RAISING OF SHARE CAPITAL

     The Borrower shall raise share capital as stipulated in the Loan Agreement and the promoters shall subscribe to such capital to the extent stipulated by the Lenders.

(b) SECURITY IN FAVOUR OF THE LENDERS

     The Borrower shall create security as stipulated in the Loan Agreement in favour of the Lenders.

(c) BORROWING FROM OTHER INSTITUTIONS/BANKS

     The Borrower shall enter into effective agreements with other institutions/ banks in the term and substance satisfactory to the Lenders for raising of funds as per the Financing Plan.

(d) NON-EXISTENCE OF EVENT OF DEFAULT

     The Borrower shall satisfy the Lenders that no event of default as defined in Article X hereof and no event which with the lapse of time or notice and lapse of time as specified in Article X would become an event of default, has happened and been continuing.

(e) DRAW DOWN SCHEDULE

     The Borrower shall, within a period of 30 days from the date of the Loan Agreement or such extended period as may be agreed to by the Lenders, supply to the Lenders full information regarding the orders for the equipment placed by it with its foreign suppliers and the schedule showing the dates on which it expects to establish Letters of Credit under the disbursement procedure and the sites on which payments under those Letters of Credit are expected to be made.

(f) LETTERS OF CREDIT

     The Borrower shall open Letter(s) of credit for import of capital goods approved under the financing plan only through the Lead Institution/the Lenders.


(g) COMPLIANCE WITH SPECIAL CONDITIONS

     The Borrower shall comply with such special conditions as may be stipulated by the Lenders at the time of communication of the sanction of the Loan or subsequently.

(h) DETAILED REVIEW OF THE PROGRESS

     The Lenders shall have the right to review the cost of the Project before final disbursement of the Loan.

                                     : 9 :

(i)  UNDERTAKING FOR MEETING SHORTFALL

     The Borrower shall procure undertaking(s) from such persons as may be specified by the Lead Institution in the form required by the Lead Institution whereby it/he/they shall take the responsibility for making arrangements satisfactory to the Lead Institution for meeting the shortfall, if any, in the resources of the Borrower for completing the Project and for working capital. The Borrower shall join in such undertaking as a confirming party. The funds brought in to meet the shortfall in the resources of the Borrower for completing the Project and/or working capital shall be in such form and manner and on such terms as may be required by the Lead Institution.


                                  ARTICLE VII

          CONDITIONS APPLICABLE DURING CURRENCY OF THE LOAN AGREEMENT

SECTION 7.1 - PROJECT

     The Borrower shall,

(i)   PROJECT IMPLEMENTATION

     Carry out and operate the Project with due diligence and efficiency and in accordance with sound engineering, technical, administrative, financial, managerial and industrial standards and business practices with qualified and experienced management and personnel and in accordance with the Financing Plan and cause the financing specified in the Financing Plan to be applied exclusively to the Project.

(ii)  PROJECT CHANGES

     Promptly notify the Lead Institution of any proposed change in the nature or scope of the Project and of any event or condition which might materially and adversely affect or delay completion of the Project or result in substantial overrun in the original estimate of costs. Any proposed change in the nature or scope of the Project shall not be implemented or funds committed therefor without the prior approval of the Lead Institution.

(iii) CONTRACT CHANGES

     Obtain prior concurrence of the Lead Institution to any material modification or cancellation of the Borrower's agreements with its machinery suppliers, collaborators, technical consultants and suppliers of raw materials.

                                     : 10 :

(iv)  DELAY IN COMPLETING THE PROJECT

     Promptly inform the Lead Institution of the circumstances and conditions which are likely to disable the Borrower from implementing the Project or which are likely to delay its completion or compel the Borrower to abandon the same.

SECTION 7.2 - UTILISATION OF THE LOANS

     (i) The Borrower shall use the Loans solely for the purposes described in the Loan Agreement and covenants that the capital goods and services purchased from the Loan shall be used exclusively in the carrying out of the Project.

     (ii) The Borrower shall purchase the capital goods and services to be financed out of the Loans at a reasonable price, account being taken also of other relevant factors such as time of delivery, efficiency, reliability of the goods, their suitability for the Project and availability of maintenance facilities and spare parts therefor and in the case of services, their quality and the competence of the parties rendering them.

     (iii) The Borrower shall not use the proceeds of the Loan for the purpose of trading in any other currency.

Section 7.3 - GENERAL COVENANTS

     (A) Without the prior approval of the Lead Institution, the Borrower shall not

(i)   NEW PROJECT

     Undertake any new project, diversification, modernisation or substantial expansion of the Project described herein. The word 'substantial' shall have the same meaning as under the Industries (Development and Regulation) Act of 1951.

(ii)  LOANS AND DEBENTURES

     Issue any debentures, raise any loans, accept deposits from public, issue equity or preference capital, change its capital structure, create any charge on its assets or give any guarantees. This provision shall not apply to normal trade guarantees or temporary loans and advances granted to staff or contractors or suppliers in the ordinary course of business or to raising of unsecured loans, overdrafts, cash credit or other facilities from banks in the ordinary course of business.

(iii) PREMATURE REPAYMENT

     Prepay any loan availed of by it from any other party.

                                     : 11 :

(iv) COMMISSION

     Pay any commission to its promoters, directors, managers or other persons for furnishing guarantees, counter guarantees or indemnities or for undertaking any other liability in connection with any financial assistance obtained for or by the Borrower or in connection with any other obligation undertaken for or by the Borrower for the purpose of the Project.

(v)  DIVIDEND

     Declare or pay any dividend t its shareholders during any financial year unless it has paid all the dues to the Lenders upto the date on which the dividend is proposed to be declared or paid or has made satisfactory provisions therefor. Further, the Borrower shall not declare dividend to the equity shareholders in excess of 15% or the average of the dividend paid in the three preceding years, whichever is higher, without prior approval of the Lead Institution, which may be given conditionally.

(vi) SUBSIDIARIES

     Create any subsidiary or permit any company to become its subsidiary.

(vii) MERGER, CONSOLIDATION, ETC.

     Undertake or permit any merger, consolidation, reorganisation, scheme of arrangement or compromise with its creditors or shareholders or effect any scheme of amalgamation or reconstruction.

(viii) INVESTMENTS BY BORROWER

     Make any investments by way of deposits, loans, share capital, etc. in any concern.

(ix) REVALUATION OF ASSETS

     Revalue its assets at any time during the currency of the Loans.

(x)  TRADING ACTIVITY

     Carry on any general trading activity other than the sale of its own products.

 (B) Unless otherwise agreed to by the Lead Institution, the Borrower shall,

(i) ACCOUNTING AND COST CONTROL SYSTEMS

     Promptly and diligently instal and thereafter maintain an accounting and cost control system satisfactory to the Lenders and maintain

                                     : 12 :

books of accounts and other records adequate to reflect truly and fairly the financial position of the Borrower and the results of its operations (including the progress of the Project) in conformity with sound accounting principles consistently applied. Such records and books shall be open to examination by the Lenders and any authorised representative of the Foreign Lending Agency.

(ii) INFORMATION ON LOANS, GOODS, ETC.

        Provide to the lenders all such information relating to the Loans, the goods and services financed out of the Loans, the Project and its operations and other related matters as the Lenders or the Foreign Lending Agency shall, from time to time, at their discretion request, including information relating to the administration, management and financial condition of the Borrower.

(iii) NOTICE OF WINDING UP OR OTHER LEGAL PROCESS

        Promptly inform the Lenders if it has notice of any application for winding up having been made or any statutory notice of winding up under the provisions of the Companies Act, 1956, or any other notice under any other Act or otherwise of any suit or other legal process intended to be filed or initiated against the Borrower and affecting the title to the properties of the Borrower or if a receiver is appointed of any of its properties or business or undertaking.

(iv) ADVERSE CHANGES IN PROFITS AND PRODUCTION

        Promptly inform the Lead Institution of the happening of any labour strikes, lockouts, shut-downs, fires or any event likely to have a substantial effect on the Borrower's profits or business and of any material changes in the rate of production or sales of the Borrower with an explanation of the reasons therefor.

(v) INSURANCE

        a) Insure and keep insured against such risks as may be determined by the Lenders all the goods to be imported for the purpose of the Project whether financed out of the proceeds of the Loans or not and in particular the goods to be financed out of the proceeds of the Loans as are of an insurable nature against all marine, transit and other hazards incidental to the acquisition, transportation and delivery of the goods to the place of use or installation and for such insurance any indemnity shall be payable in a currency freely usable by the Borrower to replace or repair such goods.

        b) Keep insured upto the replacement value thereof as approved by the Lead Institution (including surveyor's and architect's fees) the properties charged/to be charged to the Lenders and such of its other properties as are of an insurable nature against fire, theft, lightning, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks and such other risks as may be specified by the Lead Institution.

                                    : 13 :


  c) Duly pay all premia and other sums payable for that purpose. The insurance in respect of the properties charged/to be charged to the Lenders shall be taken in the joint names of the Borrower and the Lenders and any other person or institution having an insurable interest in the properties of the Borrower and acceptable to the Lead Institution. The Borrower shall keep deposited with the Lead Institution the insurance policies and renewals thereof.

  d) Agree that, in the event of failure on the part of the Borrower to insure the properties or to pay the insurance premia or other sums referred to above, the Lenders may get the properties insured or pay the insurance premia and other sums referred to above, as the case may be.

(vi) LOSS OR DAMAGE BY UNCOVERED RISKS

        Promptly inform the Lead Institution of any loss or damage which the Borrower may suffer due to any force majeure circumstances or act of God such as earthquake, flood, tempest or typhoon, etc. against which the Borrower may not have insured its properties.

(vii) COSTS AND CHARGES

        Pay all taxes, duties, cesses, costs, charges and expenses in connection with or relating to the Loan transaction (including cost of investigation of title and protection of the Lenders' interest). In the event of the Borrower failing to pay the aforesaid monies, the Lenders/Lead Institution shall be at liberty but shall not be obliged to pay the same.

(viii) ANNUAL ACCOUNTS

        Submit to each of the Lenders its duly audited annual accounts within six months from the close of its accounting year. In case statutory audit (if required) is not likely to be completed during this period, the Borrower shall get its accounts audited by an independent firm of Chartered Accountants and furnish the same to the Lead Institution.

(ix) MEMORANDUM AND ARTICLES OF ASSOCIATION

        Carry out such alterations to its Memorandum and Articles of Association as may be deemed necessary in the opinion of the Lead Institution to safequard the interests of the Lenders arising out of the Loan Agreement.

(x) SELLING AND PURCHASING ARRANGEMENTS

        Undertake that if so required by the Lead Institution, the Borrower shall take steps to suitably modify or terminate the existing selling/purchasing arrangements in such manner as may be required by the Lead Institution. The Borrower shall not enter into any fresh agreement for the appointment of sole selling agents/sole purchasing agents without the

                                     : 14 :

prior approval of the Lead Institution. Any such arrangement shall be subject to such terms and conditions as may be stipulated by the Lead Institution.

SECTION 7.4 - NOMINEE DIRECTOR

     (i) Each of the Lenders shall have the right to appoint and remove from time to time, Director(s) on the Board of Directors of the Borrower as set out in the Loan Agreement (such directors are hereinafter referred to as "Nominee Director(s)").

     (ii) The Nominee Director(s) shall not be required to hold qualification shares and not be liable to retire by rotation.

     (iii) The Nominee Director(s) shall be entitled to all the rights and privileges of other Directors including the sitting fees and expenses as payable to other Directors but if any other fees, commission, monies or remuneration in any form is payable to the Directors, the fees, commission, monies and remuneration in relation to such Nominee Director(s) shall accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lead Institution for the account of the concerned Lender. Provided that, if any such Nominee Director(s) is an officer of the Lenders, the sitting fees in relation to such Nominee Director(s) shall also accrue to the Lenders and the same shall accordingly be paid by the Borrower directly to the Lead Institution for the account of the concerned Lender.

     Any expenditures incurred by the Lenders or the Nominee Director(s) in connection with his appointment or directorship shall be borne by the Borrower.

     (iv) The Nominee Director(s) shall be appointed a Member of the Management Committee or other Committees of the Board, if so desired by the Lenders.

     (v) The Nominee Director(s) shall be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any Committees of the Board of which he is a member.

     (vi) If, at any time, the Nominee Director(s) is not able to attend a meeting of the Board of Directors or any of its Committees of which he is a member, the Lenders may depute an observer to attend the meeting. The expenses incurred by the Lenders in this connection shall be borne by the Borrower.

SECTION 7.5 - MANAGEMENT

     Unless the Lead Institution otherwise agrees:

                                     : 15 :

(i)  EXISTING MANAGEMENT

     The Borrower shall not remove any person, by whatever name called, exercising substantial power of management of the affairs of the Borrower at the time of execution of the Loan Agreement.


(ii)  PAYMENT OF REMUNERATION

     The person(s) referred to in (i) above shall not be paid any commission in any year unless all the dues of the Lenders in that year have been paid to the satisfaction of the Lead Institution.

(iii)  PAYMENT OF COMPENSATION

     The Borrower shall not pay any compensation to any of the persons mentioned in (i) above in the event of loss of his/their office(s) for any reason whatsoever if there is a default in repayment of dues to the Lenders.

(iv)  UNDERTAKINGS

     The Borrower shall obtain suitable undertakings for giving effect to (ii) and (iii) above from the persons mentioned in (i) above. The appointment/reappointment including terms of appointment (or alteration in such terms) of the persons mentioned in (i) above shall be subject to the prior approval of the Lead Institution.


(v)  FUTURE ARRANGEMENT

     The Borrower shall, as and when required by the Lead Institution, appoint and change to the satisfaction of the Lead Institution suitable technical, financial and executive staff of proper qualifications and experience for the key posts. The terms of such appointments including any changes therein, shall be subject to prior approval of the Lead Institution.

(vi)  REVIEW OF MANAGEMENT

     In case of default in payment of any dues to the Lenders or if in the opinion of the Lead Institution the business of the Borrower is conducted in a manner opposed to the public policy or in a manner prejudicial to the Lenders' interest, the Lead Institution shall have the right to review the management set up or organisation of the Borrower and to require the Borrower to restructure it as may be considered necessary by the Lead Institution, including the formation of Management Committees with such powers and functions as may be considered suitable by the Lead Institution.

(vii)  APPOINTMENT OF TECHNICAL/MANAGEMENT CONSULTANTS/CHARTERED ACCOUNTANTS

The Lead Institution shall have the right to appoint, whenever it considers

                                     : 16 :

necessary, any person, firm, company or association of persons engaged in technical, management or any other consulting business to inspect and examine the working of the Borrower and its factory and to report to the Lead Institution. The Lead Institution shall have the right to appoint, whenever it considers necessary, any Chartered Accountants/Cost Accountants as auditors for carrying out any specific assignment(s) or to examine the financial or cost accounting systems and procedures adopted by the Borrower for its working or as concurrent or internal auditors, or for conducting a special audit of the Borrower. The costs, charges and expenses including professional fees and travelling and other expenses of such consultants or auditors shall be payable by the Borrower.

(viii)  COMMITTEES OF BOARD

        The Borrower shall constitute such committees of the Board with such composition and functions as may be required by the Lead Institution for close monitoring of different aspects of its working.

(ix)  UNDERTAKINGS FOR NON-DISPOSAL OF SHAREHOLDINGS

The Borrower shall not recognise or register any transfer of shares in the Borrower's capital made or to be made by promoters, their friends or associates as may be specified by the Lead Institution. The Borrower shall obtain and furnish to the Lead Institution suitable undertakings from such person for giving effect to the above.


                                  ARTICLE VIII

                                    REPORTS


SECTION 8 - The Borrower shall furnish to the Lenders such reports as may be required by the Lenders.


                                   ARTICLE IX

                                   INSPECTION

SECTION 9 - The borrower shall,

a)  PROJECT EXPENDITURE RECORDS

Maintain records and procedures adequate to record and monitor the progress of the Project (including its cost and the benefits to be derived from it), to identify the goods and services financed out of the Loan, to disclose their use in the Project and the operations and financial condition of the

                                     : 17 :

Borrower and such records shall be open to examination by the Lenders, the Foreign Lending Agency and their authorised representatives.

b)  TECHNICAL, FINANCIAL AND LEGAL INSPECTIONS

     (i) Permit the Lenders, by themselves or jointly with the Foreign Lending Agency and their authorised representatives, to carry out technical, financial and legal inspections of the goods purchased out of the Loans and to visit any facilities and construction sites included in the Project and to examine any plants, installations, sites, works, buildings, property, equipment, records and documents relevant to the performance of the obligations of the Borrower under the Loan Agreement. Any such representative of the Lenders and/or the Foreign Lending Agency shall have free access at all reasonable times to the Borrower's properties and shall receive full cooperation and assistance from the employees of the Borrower.

     (ii) Permit any whole-time officer of the Lenders or any authorised representative of the Foreign Lending Agency or a qualified practising Auditor to examine the Borrower's books and papers and will give all facilities to enable any technically qualified person chosen by the Lenders or the Foreign Lending Agency to report on the business of the Borrower at any time.

Provided that, if the technically qualified person is not a whole-time employee of the Lenders or an authorised representative of the Foreign Lending Agency such technically qualified person shall be reasonably acceptable to the Borrower having regard to his other activities, if any.

     (iii) The cost of inspection, including travelling and all other expenses, shall be payable by the Borrower to the Lenders/the Foreign Lending Agency in this behalf.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1 If one or more of the events specified in this Section (hereinafter called 'events of default') happen(s), the Lead Institution or the Lenders or any of them may, by a notice in writing to the Borrower, declare the principal of and all accrued interest on the Loans to be due and payable forthwith and the security created in terms of Article III of the Loan
Agreement shall become enforceable and the Lenders shall have the following rights (anything in the Loan Agreement to the contrary notwithstanding) namely:-

(i)  to enter upon and take possession of the assets of the Borrower; and

(ii) to transfer the assets of the Borrower by way of lease or leave and licence or sale.

                                     : 18 :


EVENTS OF DEFAULT

     a)  DEFAULT IN PAYMENT OF PRINCIPAL SUMS OF THE LOANS

Default has occurred in the payment of principal sums of the Loans on the due dates.

     b)  DEFAULT IN PAYMENT OF INTEREST

Default has been committed by the Borrower in payment of any instalment of interest on the Loans and such default has continued for a period of thirty days.

     c)  ARREARS OF INTEREST

Interest amounting to at least Rs. 500 has been in arrears and unpaid for thirty days after becoming due.

     d)  DEFAULT IN PERFORMANCE OF COVENANTS AND CONDITIONS

Default has occurred in the performance of any other covenant, condition or agreement on the part of the Borrower under the Loan Agreement or any other agreement and such default has continued for a period of thirty days after notice in writing thereof has been given to the Borrower by the Lenders/Lead Institution.

     e)  SUPPLY OF MISLEADING INFORMATION

Any formation given by the Borrower in its Loan Application, in the reports and other information furnished by the Borrower in accordance with the Reporting System and the warranties given/deemed to have been given by the Borrower to the Lenders/Lead Institution is misleading or incorrect in any material respect.

     f)  INABILITY TO PAY DEBTS

If, there is reasonable apprehension that the Borrower is unable to pay its debts or proceedings for talking it into liquidation, either voluntarily or compulsorily, may be or have been commenced.

     g)  INADEQUATE INSURANCE

If, the properties and assets offered to the Lenders as security for the Loans have not been kept insured by the Borrower or depreciate in value to such an extent that, in the opinion of the Lead Institution, further security to the satisfaction of the Lead Institution should be given and on advising the Borrower to that effect such security has not been given to the Lenders.

                                     : 19 :

     h)  SALE, DISPOSAL AND REMOVAL OF ASSETS

If, without the prior approval of the Lead Institution any land, buildings, structures or plant and machinery of the Borrower are sold, disposed of, charged, encumbered or alienated or the said buildings, structures, machinery, plant or other equipment are removed, pulled down or demolished.

     i)  REFUSAL TO DISBURSE LOANS BY OTHER FINANCIAL INSTITUTIONS

        If the other financial institution(s) or bank(s) with whom the Borrower has entered into agreements for financial assistance have refused to disburse its/their loan(s) or any part thereof or have recalled its/their loan(s) under their respective loan agreement(s) with the Borrower.

     j)  PROCEEDINGS AGAINST BORROWER

        The Borrower has voluntarily or involuntarily become the subject of proceedings under any bankruptcy or insolvency law or the Borrower is voluntarily or involuntarily dissolved.

     k)  INABILITY TO PAY DEBTS ON MATURITY

        The Borrower is unable or has admitted in writing its inability to pay its debts as they mature.

     l)  LIQUIDATION OR DISSOLUTION OF THE BORROWER

        The Borrower has taken or suffered to be taken any action for its reorganisation, liquidation or dissolution.

     m)  APPOINTMENT OF RECEIVER OR LIQUIDATOR

        A receiver or liquidator has been appointed or allowed to be appointed of all or any part of the undertaking of the Borrower.

     n)  ATTACHMENT OR DISTRAINT OF MORTGAGED PROPERTIES

        If, an attachment or distraint has been levied on the mortgaged properties or any part thereof or certificate proceedings have been taken or commenced for recovery of any debt from the Borrower.

     o)  EXTRA-ORDINARY CIRCUMSTANCES

        If, extraordinary circumstances have occured which make it improbable for the Project to be carried out and for the Borrower to fulfill its obligations under the Loan Agreement.

SECTION 10.2 CONSEQUENCES OF DEFAULT

        On the happening of any of the events of default, in addition to

                                     : 20 :

the rights specified in Section 10.1 hereof, each of the Lenders shall be entitled to appoint and remove from time to time Whole-time Director(s) on the Board of Directors of the Borrower (such Director(s) are hereinafter referred to as "the Whole-time Nominee Director(s)"). Such Whole-time Nominee Director(s) shall exercise such powers and duties as may be approved by the Lenders and have such rights as are usually exercised by or are available to a Whole-time Director in the management of the affairs of the Borrower. Such Whole-time Nominee Director(s) shall not be required to hold qualification shares nor be liable to retire by rotation and shall be entitled to receive such remuneration, fees, commission and monies as may be approved by the Lead Institution. Such Whole-time Nominee Director(s) shall have the right to receive notices of and attend all General Meetings and Board Meetings or any committee(s) of the Borrower of which they are members.

        Any expense that may be incurred by the Lenders or such Whole-time Nominee Director(s) in connection with their appointment or directorship shall be paid or reimbursed by the Borrower to the Lenders or as the case may be, to such Whole-time Nominee Director(s).

SECTION 10.3 NOTICE TO THE LENDERS ON THE HAPPENING OF AN EVENT OF DEFAULT

        If, any event of default or any event which, after the notice, or lapse of time, or both, would constitute an event of default has happened, the Borrower shall forthwith give notice thereof to the Lead Institution in writing specifying the nature of such event of default, or of such event.

SECTION 10.4  EXPENSES OF PRESERVATION OF ASSETS OF BORROWER AND OF COLLECTION

        All expenses incurred by the Lenders after an event of default has occurred in connection with:-

     (i) preservation of the Borrower's assets (whether then or thereafter existing); and

     (ii) collection of amounts due under the Loan Agreement shall be payable by the Borrower.


                                   ARTICLE II

                    CANCELLATION, SUSPENSION AND TERMINATION

SECTION 11.1  CANCELLATION BY NOTICE TO THE LENDERS

        The Borrower may, by notice in writing to the Lead Institution, cancel the Loans or any part thereof which the Borrower has not withdrawn prior to the giving of such notice. Provided that such cancellation shall be pro-rata for each Lender.

                                     : 21 :

SECTION 11.2  SUSPENSION

     Further access by the Borrower to the use of the Loans may be suspended or terminated by the Lenders/Lead Institution:

a)  NON-COMPLIANCE OF TERMS AND CONDITIONS

     Upon failure by the Borrower to carry out all or any of the terms of the Loan Agreement or on the happening of any event of default referred to in
Article X hereof.

b)  EXTRA-ORDINARY SITUATION

     If, any extra ordinary situation makes it improbable that the Borrower would be unable to perform its obligations under the Loan Agreement.

c)  ASSIGNMENT OR TRANSFER OF PROPERTIES TO RECEIVER, ASSIGNEE, ETC.

     If, the Borrower takes or permits to be taken any action or proceedings whereby any or its properties shall or may be assigned or, in any manner, transferred or delivered to any receiver, assignee, liquidator or other person, whether appointed by the Borrower or by any Court of Law, where by such property shall or may be distributed among the creditors of the Borrower or the Borrower suffers any charge to be created over its properties in any legal proceedings.

d)  CHANGE IN THE BORROWER'S SET-UP

     If, any change in the Borrower's set-up has taken place which, in the opinion of the Lead Institution (which shall be final and binding on the Borrower), would adversely affect the conduct of the Borrower's business or financial position or the efficiency of the Borrower's management or personnel or the execution of the Project.

e)  DENIAL OF ACCESS

     If, for any reason, the Lenders are denied further access to their loan(s) facility from the Foreign Lending Agency.

SECTION 11.3  SUSPENSION TO CONTINUE TILL DEFAULT REMEDIED

     The right of the Borrower to make withdrawals from the Loans shall continue to be suspended until the Lead Institution has notified the Borrower that the right to make withdrawals has been restored.

SECTION 11.4  TERMINATION

     If any of the events described above or in Article X hereof has been continuing or if the right of the Borrower to make withdrawals from the Loans shall have been suspended with respect to any amount of the Loans

                                    :  22 :

for a continuous period of thirty days or if the Borrower has not withdrawn the Loans by the date referred to in the Loan Agreement or such later date as may be agreed to by the Lenders or if the Lenders are denied access to their loan(s) by the Foreign Lending Agency, then, in such event, the Lead Institution may, by notice in writing to the Borrower, terminate the right of the Borrower to make withdrawals. Upon such notice, the undrawn amount of the Loans shall stand cancelled. Notwithstanding any cancellation, suspension or termination pursuant to the aforesaid provisions, all the provisions of the Loan Agreement shall continue to be in full force and effect as herein specifically provided.

                                  ARTICLE XII

                                     WAIVER

SECTION 12.  WAIVER NOT TO IMPAIR THE RIGHTS OF THE LENDERS

     No delay in exercising or omission to exercise any right, power or remedy accruing to the Lenders/Lead Institution upon any default under the Loan Agreement, security documents or any other agreement or document shall impair any such right, power or remedy or shall be construed to be a waiver thereof or any acquiescence in such default, nor shall the action or inaction of the Lenders/Lead Institution in respect of any default or any acquiescence by them in any default, affect or impair any right, power or remedy of the Lenders/Lead Institution in respect or any other default.

                                  ARTICLE XIII

                        APPLICABILITY OF OTHER STATUTES

SECTION 13.  APPLICATION OF OTHER STATUTES

     Nothing contained in the Loan Agreement shall prejudice or in any way affect the rights vested in the Lenders under the Industrial Development Bank of India Act, 1964 (18 of 1964), Industrial Financial Corporation Act, 1948 (15 of 1948), or any other statute.

                                  ARTICLE XIV

                                 MISCELLANEOUS

SECTION 14.1  SERVICE OF NOTICE

     Any notice or request to be given or made to the Lenders/Lead Institution or to the Borrower or to any other party shall be in writing. Such notice or request shall be deemed to have been given or made when it

                                     : 23 :


is delivered by hand or despatched by mail or telegram to the party to which it is required to be given or made at such party's designated address.

SECTION 14.2  EVIDENCE OF DEBT

     a) Each of the Lenders shall maintain, in accordance with their usual practice, accounts evidencing the amounts from time to time lent by and owing to them under the Loan Agreement.

     b) In any legal action or proceedings arising out of or in connection with the Loan Agreement, the entries made in the accounts maintained pursuant to sub-clause (a) above shall be prima-facia evidence of the existence and amount of obligations of the Borrower as therein recorded.

SECTION 14.3  BENEFIT OF THE LOAN AGREEMENT

     The Loan Agreement shall be binding upon and enure to the benefit to each party thereto and its successors and assigns.

SECTION 14.4  HEADINGS

     The headings of various Article and Sections herein and in the Loan Agreement are inserted for convenience of reference and are not deemed to affect to construction of the relative provision.

                                                                   50 Rs.

                          [Facsimile of Indian Rupee]



                             DEED OF HYPOTHECATION

                                                                20 Rs.

                          [Facsimile of Indian Rupee]



                             DEED OF HYPOTHECATION


        THIS DEED OF HYPOTHECATION executed at Bombay this         day
of        , One Thousand Nine Hundred and Ninety Four by Seec, Inc., having its
Registered Office at 5001, Baum Blvd., Pittsburgh, Pennsylvania 15213, USA (hereinafter referred to as "the Borrower" which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) in favour of THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act, 1913 (VII of 1913) and having its Registered Office at 163, Backbay Reclamation, Bombay 400 020 (hereinafter referred to as " the Lender" which expression shall, unless it be repugnant to the subject or context thereof include its successors and assigns).

                                                                ... 2

                                     : 2 :

                                    WHEREAS

(1)   By an Agreement dated the     day of        , 1994, entered into between
      the Borrower and the Lender (hereinafter referred to as "the Loan Agreement") the Lender has agreed to lend and advance to the Borrower and the Borrower has agreed to borrow from the Lender on the terms and conditions contained in the Loan Agreement a sum to the maximum extent of US $ 300,000 (US $ Three hundred thousand only) out of funds provided by United States Agency for International Development (USAID) under the Program for Advancement of Commercial Technology (PACT).

(2) One of the conditions of the Loan Agreement is that the Loan together with all interest, liquidated damages, premia on prepayment or on redemption, costs, expenses and other moneys whatsoever stipulated in the Loan Agreement shall be secured, inter alia, by a first charge by way of hypothecation of all the Borrower's moveables (save and except book debts) including movable machinery, machinery spares, tools and accessories, present and future, subject to prior charges created and/or to be created in favour of the Borrower's Bankers on the Borrower's stocks of raw materials, semi-finished and finished goods, consumable stores and such other moveables as may be agreed to by the Lender (hereinafter referred to as "the Bankers' Goods") for securing the borrowings for working capital requirements in the ordinary course of business. The terms "moveables" and "immoveables" as used herein do not include source codes, copyrights and trademarks; and

(3) The Lender has called upon the Borrower to execute these presents which the borrower has agreed to do in the manner hereinafter expressed.

      NOW THEREFORE THESE PRESENTS WITNESSETH THAT :

1. In pursuance of the Loan Agreement and in consideration of the Lender having lent and advanced and/or agreed to lend and advance the Loan to the Borrower for the purposes and subject to the terms and conditions set out in the Loan Agreement and in consideration of the premises, the Borrower doth hereby covenant with the Lender that it shall repay the Loan to the Lender and shall pay interest, additional

                                                                        ... 3

                                     : 3 :

     interest, premia on prepayment or on redemption, costs, charges and expenses and all other moneys as stipulated and in the manner set out in the Loan Agreement and shall duly observe and perform all the terms and conditions of the Loan Agreement.

2. In pursuance of the Loan Agreement and for the consideration aforesaid, the whole of the movable properties of the Borrower including its movable plant and machinery, machinery spares, tools and accessories and other moveables, both present and future, (save and except book debts) whether installed or not and whether now lying loose or in cases or which are now lying or stored in or about or shall hereafter from time to time during the continuance of these presents be brought into or upon or be stored or be in or about all the Borrower's factories, premises and godowns situated at Pittsburgh, USA, or wherever else the same may be or be held by any party to the order or disposition of the Borrower or in the course of transit or on high seas or on order or delivery (hereinafter collectively referred to as "the said Goods") short particulars whereof are given in Schedule hereto, are hereby hypothecated as and by way of first charge to the Lender as security for and be charged with the repayment of the Loan and repayment or payment of other moneys including all interest, additional interest, premia on prepayment or on redemption, costs, charges and expenses and all other moneys due to the Lender under the Loan Agreement and these presents, provided that the charge of the Lender thereon shall be subject to the charges created and/or to be created by the Borrower in favour of its bankers on the Bankers' Goods, to secure borrowings in the ordinary course of the business of the Borrower for its working capital requirements. The terms "moveables" and "immoveables" as used herein do not include source codes, copyrights and trademarks;

3. In further pursuance of the Loan Agreement and for the consideration aforesaid, the borrower doth hereby further agree, declare and covenant with the Lender as follows:

                                                                          ... 4

                                     : 4 :

i) The Borrower shall at its expense keep the said Goods in marketable and good condition and insure the same in the joint names of the Borrower and the Lender as provided in the Loan Agreement against any loss or damage by theft, fire, lightning, earthquake, explosion, riot, strike, civil commotion, storm, tempest, flood, marine risk, erection risk, war risk, and such other risks as the Lender shall, from time to time, require with an insurance company or companies. The Borrower shall deliver to the Lender the relevant policies of insurance dully assigned to the Lender and maintain such insurance throughout the continuance of the security of these presents and deliver to the Lender the renewal receipts therefor and shall duly and punctually pay all premia and shall not do or suffer to be done or omit to do or be done any act which may invalidate or avoid such insurance. In default the Lender may (but shall not be bound to) keep in good condition and render marketable the said Goods and take out/renew such insurance. Any premium paid by the Lender and any costs, charges and expenses incurred by the Lender shall, forthwith on receipt of a notice of demand from the Lender, be reimbursed to the Lender together with interest thereon at the applicable rate for the Normal Loan on the date of the Loan Agreement from the date of payment and until such reimbursement by the Borrower the same shall be debited to the Borrower's Loan Account and be a charge on the said Goods.

ii) The nominees of the Lender and the UNITED STATES AGENCY FOR INTERNATIONAL DEVELOPMENT shall, without any notice and at the risk and expense of the Borrower, be entitled at all times to enter any place where the said Goods mat be and inspect, value, insure, superintend the disposal of and take particulars of all or any part of the said Goods and check any statement, accounts, reports and information.

                                                                          ... 5

                                     : 5 :

iii) In the event of any breach or default of the Borrower in the performance of it obligations hereunder or any of the terms, covenants, obligations and conditions stipulated in the Loan Agreement or the related security documents or the deeds executed or that may hereafter be executed by the Borrower in favour of the Lender or in the event of the Borrower failing to pay either the interest or any instalment/s of the principal of the Loan, or in the event of the charge or the security created in favour of the Lender having become enforceable for any reason whatsoever, the Lender or its nominees shall, in case such breach or default is not remedied by the Borrower to the satisfaction of the Lender within a period of fifteen days from the date of intimation by the Lender of such breach or default or such extended time as may be granted by the Lender in writing, without any notice and without assigning any reason and at the risk and expense of the Borrower and if necessary as Attorney for and in the name of the Borrower seize, recover, receive and remove them and/or sell by public auction or by private contract, despatch or consign for realisation or otherwise dispose of or deal with all or any part of said Goods and to enforce, realise, settle, compromise and deal with any rights or claims relating thereto without bound to exercise any of these powers or be liable for any losses in the exercise or non-exercise thereof and without prejudice to the Lender's rights and remedies or suit or otherwise. Notwithstanding any pending suit or other proceeding, the Borrower undertakes to give immediate possession to the nominees of the Lender on demand of the said Goods and to transfer and to deliver to the Lender all relative bills, contracts, securities and documents and the Borrower hereby agrees to accept the Lender's account of sales and realisations as sufficient proof of amounts realised and relative expenses and to pay on demand by the Lender any shortfall or deficiency thereby shown Provided however that the Lender shall not be in any way liable or responsible for any loss, damage or depreciation that the said Goods may suffer or sustain on any account whatsoever whilst the same are in possession of the Lender or by reason of exercise or non-exercise of rights or remedies

                                                                          ... 6

                                     : 6 :

      available to the Lender as aforesaid and that all such loss, damage or depreciation shall be wholly debited to the account of the Borrower howsoever the same may have been caused.


iv) The Lender, at any time after the security hereby created has become enforceable and whether or not the Lender shall then have entered into or taken possession of and in addition to the powers hereinbefore conferred upon the Lender after such entry into or taking possession of, may have a receiver or receivers appointed of the said Goods or any part thereof. The following provisions shall apply to such Receiver:


      a) Unless otherwise directed by the Lender, such Receiver shall have and exercise all powers and authorities vested in the Lender;

      b) Such Receiver shall, in the exercise of his powers, authorities and discretions, conform to the regulation and directions from time to time made and given by the Lender;

      c) The Lender may, from time to time, fix the remuneration of such Receiver and shall direct payment thereof out of the said Goods, but the Borrower alone shall be liable for the payment of such remuneration;

      d) The Lender may, from time to time and at any time, require such Receiver to give security for the due performance of his duties as such Receiver and may fix the nature and amount of the security to be given to the Lender but the Lender shall not be bound to require such security in any case;

      e) The Lender may pay over to such Receiver any moneys constituting part of the securities to the intent that the same may be applied for the purpose hereof of such Receiver and the Lender may, from time to time, determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as such Receiver;


                                                                         ... 7

                                     : 7 :

     f) Every such Receiver shall be the agent of the Borrower for all purposes and the Borrower alone shall be responsible for his acts and defaults, loss or misconduct and liable on any contract or engagement made or entered into by him and for his remuneration and the Lender shall not incur any liability or responsibility therefor by reason of its making or consenting to his appointment as such Receiver.

  v) All the said Goods and all sale realisations and insurance proceeds thereof and all documents under this security shall always by kept distinguishable and held as the exclusive property of the Lender specifically appropriated to this security and be dealt with only under the directions of the Lender and the Borrower shall not create any charge, mortgage, lien or other encumbrance upon or over the same or any part thereof except in favour of the Lender nor suffer any such charge, mortgage, lien or other encumbrance or any attachment or distress to affect the same or any part thereof nor do or allow anything that may prejudice this security and the Lender shall be at liberty to incur all costs and expenses as may be necessary to preserve this security and to maintain the same undiminished and claim reimbursement thereof as mentioned in Sub-clause (i) hereof PROVIDED that except to the extent specifically permitted by the Lender, the borrower shall not sell all or any of the said Goods. The borrower shall on any and every such sale pay to the Lender, if so required by it, the net proceeds of the sale or disposal in satisfaction, so far as the same shall extend, of the moneys, due and payable by the Borrower to the Lender PROVIDED that the Borrower may without payment to the Lender, if the Lender so agrees, replace the outmoded equipment by equipment of equivalent or greater value.

  vi) The Borrower shall, whenever required by the Lender, give full particulars to the Lender of all the assets of the Borrower and of the said Goods and shall furnish and verify all statements, reports, returns, certificates and information from time to time and as required by the Lender and make furnish and execute all necessary documents go give effect to this security.

                                                                          ... 8

                                     : 8 :

      vii) This security shall be a continuing security for repayment of the Loan together with all interest, additional interest, premia on prepayment or on redemption and repayment or payment of all other moneys due to the Lender under the Loan Agreement and these presents and shall not affect, impair or discharge the liability of the Borrower by winding up (voluntary or otherwise) or by any merger or amalgamation, reconstruction or otherwise of the Borrower with any other company or take over of the management or nationalisation of the undertaking of the Borrower.

    viii) The Borrower hereby declares that the said Goods are and will at all times be the absolute property of the Borrower at the sole disposal of the Borrower and subject to the charges created and/or to be created with the specific permission of the Lender be free from any charge, trust, pledge, lien, claim or encumbrance and as to future goods the same shall likewise be unencumbered, absolute and disposable property of the Borrower with full power of disposition over the same provided that the Borrower shall be entitled at all times to sell or dispose of the Bankers' Goods in the ordinary course of business and also to hypothecate the Bankers' Goods by way of first charge in favour of its Bankers, such charge(s) in favour of the Bankers to rank in priority over the charge hereby created.

    ix) The Borrower hereby appoints the Lender as its attorney and authorises the Lender to act for and in the name of the Borrower to do whatever the Borrower may be required to do under these presents and generally to use the name of the Borrower in the exercise of all or any of the powers by these presents conferred on the Lender and the Borrower shall bear the expenses that may be incurred in this regard.

    x) Nothing herein shall prejudice the rights or remedies of the Lender in respect of any present or future security, guarantee obligation or decree for any indebtedness or liability of the Borrower to the Lender.

                                                                          ... 9

                                     : 9 :

     xi) The provisions contained herein shall be read in conjunction with the provisions of the Loan Agreement as amended from time to time and to the extent of any inconsistency or repugnancy the latter shall prevail to all intents and purposes.

         IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto on the day, month and year first above written.


The Common Seal of SEEC, INC. has,
pursuant to the Resolution of its Board
of Directors passed in that behalf on
the      day of 1994, hereunto been
affixed in the presence of
Ms Keely O'Malley/and Mr John D. Godfrey who have        [SEAL]
signed these presents in token thereof
and Mr. Koka Ravindra
authorised person who has countersigned
the same in token thereof.

                                    SCHEDULE


                   (Short particulars of movable properties)


        The whole of the movable properties of the Borrower pertaining to the Project including its movable plant and machinery, machinery spares, tools and accessories and other moveables, both present and future, (save and except book debts) whether installed or not and whether now lying loose or in cases or which are now lying or stored in or about or shall hereafter from time to time during the continuance of the security of these presents be brought into or upon or be stored or be in or about all the Borrower's factories, premises and godowns situated at Pittsburgh, USA or wherever else the same may be or be held by any party to the order or disposition of the Borrower or in the course of transit or on high seas or on order, or delivery, howsoever and wheresoever in the possession of the Borrower and either by way of substitution or addition. The terms "moveables" and "immoveables" as used herein do not include source codes, copyrights and trademarks.

                                                                         20 Rs.


                          [Facsimile of Indian Rupee]


The Industrial Credit and Investment
  Corporation of India Limited
163 Backbay Reclamation
Bombay 400 - 020 - 25


Dear Sirs,

        In consideration of your having agreed to grant to Seec, Inc. the
financial assistance in terms of the Loan Agreement dated      day
of            , 1994, we the Directors/Promoters of the Company, do hereby, in pursuance of Article VI (i) of the General Conditions (GC-FC-88) of the said Loan Agreement, jointly and severally, undertake to you that if there is any shortfall in the resources of the Company for completing its project and/or working capital due to any circumstances whatsoever either at the time of starting of the project or subsequently, we shall make arrangements satisfactory to you to provide to the Company in these events and when called upon by you, such additional funds as may be required to complete its project and for working capital.

                                                                          ... 2

                                     : 2 :


     We also hereby jointly and severally undertake to you that such additional funds as and when provided by us shall be in the form and manner and on such terms as may be required by you and shall not involve any charge or lien on or other interest in the assets of the Company. In the event of such funds being brought in by us by way of unsecured loans/deposits to the Company, we shall not demand or withdraw such funds or any part thereof nor shall the Company repay such funds or any part thereof so long as any moneys remain due by the Company to you under the said Loan Agreement or till the project is duly completed, whichever is later without your prior written approval.

     We agree that if a dispute arises whether the Project is duly completed or not, your decision shall be final and binding to us.

     We note that such unsecured loans/deposits shall carry interest as may be agreed to by you. We further agree that the Company shall not pay any interest on such unsecured loans/deposits if, at the time of such payment, there is a default in the payment of instalments of principal and/or interest due and owning by the Company to you.

                                        Yours faithfully,

                                        /s/ K. Ravindra


     We note the above and agree and confirm that we shall not repay to the abovementioned the unsecured loans/deposits or any part thereof when received by us to meet the shortfall in our resources for completing our project and/or for working capital so long as any moneys remain due by us to you under the said Loan Agreement or till our Project is duly completed whichever is later without you prior written approval.

                                                                          ... 3

                                     : 3 :

     We shall pay such interest on the said unsecured loans/deposits as may be agreed to by you. We agree not to pay any interest on the said unsecured loans/deposits if at the time of such payment there is a default in the payment of instalments of principal and/or interest due and owing by us to you.

                                        For


                                                      Seec, Inc.


Dated this              day of            199  .

                                                                   20 Rs.


                          [Facsimile of Indian Rupee]


The Industrial Credit and Investment
  Corporation of India Limited
163 Backbay Reclamation
Bombay 400 020 - 25


Dear Sirs,

        In consideration of your having agreed to grant to Seec, Inc. the
financial assistance in terms of the Loan Agreement dated this     day
of                 1994, we do hereby, undertake to you that we shall not
transfer, assign, dispose off, pledge, charge or create any lien or in any way encumber our existing or future shareholdings in the Company in favour of any person or Company so long as any moneys remain due

                                                                       .... 2

                                     : 2 :


by the Company to you under the said Loan Agreement or till our project is dully completed which ever is later without your prior written approval.


                                           Yours faithfully,


/s/ RAJ REDDY                                /s/ RAVINDRA KOKA
-------------------------                    -----------------------
    RAJ REDDY                                    RAVINDRA KOKA


                                             /s/ JOHN D. GODFREY
-------------------------                    ------------------------
    ADAM D. YOUNG                                JOHN D. GODFREY

We note the above and agree and confirm that we shall not recognise or register any transfer of shares by the abovementioned Directors/Promoters in the capital of the Company nor shall we note any lien in respect of such shares in favour of third parties so long as any moneys remain due by the Company to you under the said Loan Agreement or till the project is duly completed whichever is later without your prior written approval.


                                      For


                                                 Seec, Inc.


Dated this    day of                1994.

                                                               20 RS.

                          [Facsimile of Indian Rupee]


The Industrial Credit and Investment
  Corporation Of India Limited
163 Bombay Reclamation
Bombay 400 020 - 25


Dear Sirs,

     In consideration of your having agreed to grant to Seec, Inc., the
financial assistance in terms of the Loan Agreement dated      day
of                     , 1994, we the Directors / Promoters of the Company, do
hereby, in pursuance of ARTICLE VI (i) of the General Conditions (GC-FC-88) of the said Loan Agreement, jointly and severally, undertake to you that to the extent we may make unsecured loans to the company for the project, if we are in default of any payment due to you under the loan agreement we shall not demand or withdraw nor shall the Company repay any unsecured loans /deposits or any part thereof brought in /to be brought in by us for financing the capital cost and the requirement of working capital for the Company's project as per the Financing Plan approved by you so long as any moneys remain in default by the Company to you under the said Loan Agreement.

                                                                        ... 2

                                     : 2 :


     We agree that if a dispute arises whether the Project is duly completed or not, the dispute will be resolved by the process specified in the loan agreement.

     We note that such unsecured loans/deposits shall carry interest at a rate not to exceed the rate of your loan to the company. We further agree that the Company shall not pay any interest on such unsecured loans/deposits, if at the time of such payment, there is a default in the payment of instalments of principal and /or interest due and owing by the Company to you.

                                                  Yours faithfully,

                                                  /s/ K. Ravindra
                                                  ------------------


We note the above and agree and confirm that we shall not repay to the abovementioned the unsecured loans/deposits or any part thereof when received by us for financing the capital cost and the requirement of working capital for our Project as per the Financing Plan approved by you so long as nay moneys due by us to you under the said Loan Agreement are in default or till our Project is duly completed, whichever is later, without your prior approval. We shall pay such interest on the said unsecured loans/deposits at a rate not to exceed the rate of your loan to the company. We agree not to pay any interest on the said unsecured loans/deposits if at the time of such payment there is a default in the payment of instalments of principal and/or interest due and owing by us to you.


                                      For


                                                 Seec, Inc.


Dated this      day of             1994.

                                                                  20 Rs.

                          [Facsimile of Indian Rupee]


The Industrial Credit and Investment
  Corporation of India Limited
163 Backbay Reclamation
Bombay 400 020 - 25


Dear Sirs,

        I, Ravi Koka, the President and CEO of Seec, Inc., (hereinafter
referred to as "the Company") refer to the Loan Agreement dated this      day
of              , 1994, entered into between the Company and yourselves
together with General Conditions (GC-FC-88) attached thereto.

        As desired, I hereby agree and undertake that so long as any moneys remain due and owing by the Company to you:

1. I shall not accept any commission from the Company in any year unless the instalments of principal sum and interest and other moneys due to you has been paid or suitable provision for payment thereof has been made to your satisfaction.


                                                                      .... 2

                                     : 2 :


2. I shall not accept any compensation from the Company in the event of loss of my office for any reason whatsoever if there is any default on the part of the company in payment of any instalment or instalments of principal sum, interest and other moneys due and owing by the Company to you.

                                                    Yours faithfully,

                                                    /s/ K. Ravindra
                                                    ------------------


Dated this     day of                1994.

[LETTERHEAD]


July 23, 1996

Mr. U. A. Despande
Industrial Credit Investment Corporation
  of India Limited
Regd. Office
163 Backbay Reclamation
Bombay, India 400 020


Dear Mr. Despande:

In confirming our agreement regarding extending the ICICI loan agreement for one year, I am submitting this amendment for your signature.

o    ICICI is agreeable to extend repayment of the loan for an additional one
     (1) year. Repayment of principal is to begin on December 15, 1996.

o Interest will continue to acrue on the loan principal at 2.5% above the US Prime Rate subject to a cap of 9% and a floor of 6% as per section 2.21 of the loan agreement.

o    Interest payments will be made quarterly.

o Royalty revenue will continue to accrue, Payment of Royalties has also been extended one year. Interest will be charged on Royalties as of February 1, 1996 at a rate of 2.5% above the US Prime rate subject to a cap of 9% and a floor of 6%. Our records show that current Royalties due total $89,475.74 as of July 1. Accrued interest thru July 31, 1996 is $3,330.51.

Please sign both pages and return to me as soon as possible.

Sincerely,


/s RAVI KOKA
-------------------------
Ravi Koka
President

Enclosure

Agreed to:

ICICI

/s/ U.A. DESHPANDE                      Date: 06.08.96
-------------------------                     ------------------
U.A. Deshpande

[LETTERHEAD]


Amortization Schedule

Name of Lender: ICICI


Date Of                            Amount of Installment               Amount outstanding after
Installment Due                    (USS '000)                          each installment (USS '000)
---------------                    ---------------------               ---------------------------

December 15, 1996                          30                                     270
March 15, 1997                             30                                     240
June 15, 1997                              30                                     210
September 15, 1997                         30                                     180
December 15, 1997                          30                                     150
March 15, 1998                             30                                     120
June 15, 1998                              30                                      90
September 15, 1998                         30                                      60
December 15, 1998                          30                                      30
March 15, 1999                             30                                       0


ICICI                                   SEEC, Inc


/s/ U.A. DESHPANDE                      /s/ RAVINDRA KOKA
---------------------------             -------------------------
U.A. Deshpande

      06.08.96                                6/8/96
Date: ---------------------             Date: -------------------

[Letterhead]



                                                             September 25, 1996


Mr. U. A. Deshpande
Industrial Credit Investment
  Corporation of India
Registered Office
163 Backbay Reclamation
Bombay, 400 020
India

Dear Mr. Deshpande:

     In connection with the audit of the financial statements of SEEC, Inc. (the Company) as of March 31, 1996 and 1995 and for the years ended March 31, 1996, 1995 and for the years ended March 31, 1995 and 1994, we are requesting that the Industrial Credit Investment Corporation of India (ICICI) take certain actions as indicated with respect to various requirements and covenants contained in the Company's term loan agreement dated May 3, 1994 and the Cooperation and Product Financing Agreement dated June 1, 1990 with ICICI. We understand that oral waivers have been granted previously and are requesting that these waivers, as identified herein, be confirmed in writing.

     TERM LOAN AGREEMENT DATED MAY 3, 1994

        1. Payments of interest are to be made quarterly. The Company is in arrears on interest payments totaling $20,250 at March 31, 1996 and $27,000 at June 30, 1996. The Company paid $11,000 toward the outstanding balance on August 1, 1996 and intends to bring the balance to current status by September 30, 1996.

           ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that ICICI agrees with this payment plan, waives the Company's non-compliance, and will not declare any event of default if the balance is paid by September 30, 1996.

        2. Installment payments of principal were to commence December 15, 1995. Payments have been deferred until December 15, 1996 pursuant to your letter dated July 23, 1996.

           ICICI ACTION REQUESTED: Please indicate by signing below in the space provided ICICI's agreement that this deferral constitutes a waiver of previous non-payments of principal and as such cures any potential events of default that may have existed.

Mr. U. A. Deshpande
Industrial Credit Investment
  Corporation of India
September 25, 1996
Page 2

     3. General Conditions No. GC-FC-88, Section 7.3 General Covenant (A) (ii) - The referenced section of the General Conditions prohibits the Company from issuing equity or preference capital or changing its capital structure. The Company has issued shares of its Common Stock and granted options to purchase shares of its Common Stock since May 3, 1994, the date of the Loan Agreement. The Company also intends to offer and sell shares of its Common Stock in an underwritten public offering and in connection therewith to issue warrants to purchase shares of its Common Stock to the representative of the Underwriters. Further, the Company intends to amend its Articles of Incorporation to increase the authorized number of shares of Common Stock to 20,000,000 and to authorise 10,000,000 shares of preferred stock, and it intends to effect a reverse split of its outstanding Common Stock prior to the aforementioned public offering.

        ICICI ACTION REQUESTED: Please indicate by signing below in the space provided (i) ICICI's agreement that the provision in Section 7.3 (A)
        (ii) of the General Conditions prohibiting the Company from issuing equity or preference capital or changing its capital structure is deleted from the General Conditions to the Loan Agreement and is no longer applicable to the Company; (ii) ICICI's waiver of the application of this prohibition to any and all issuances of capital by the Company, including the issuance of Common Stock, options and warrants, from May 3, 1994 and through the date ICICI agrees to the modification hereby requested; and (iii) ICICI's consent to the Company's planned actions as described above and agreement that they will not constitute a violation of, or an event of default under, the Loan Agreement or General Conditions.

     4. General Conditions No. GC-FC-88, section 7.3 General Covenant (B)
        (viii) - The Company is required to submit audited annual financial statements to ICICI each year within six months after year end. The Company has not submitted annual financial statements but intends to provide ICICI with its audited March 31, 1996 financial statements on or before October 15, 1996.

        ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that ICICI waives the Company's non-compliance with this requirement for all years through March 31, 1996 and that the Company's plan to submit audited financial statements by October 15, 1996, is acceptable to ICICI.

Mr. U. A. Deshpande
Industrial Credit Investment
  Corporation of India
September 25, 1996
Page 3

     5. The loan agreement requires the Company to submit an auditors' certificate for the utilization of PACT funds. To date, such report has not been furnished to ICICI.

           ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that ICICI waives the Company's non-compliance with this requirement for all years through March 31, 1996, and that ICICI no longer requires the Company to file this report, nor does it intend to declare an event of default on this requirement.

     6. General Conditions No. GC-FC-88, section 7.3 (A) (iii) - The Company is prohibited from making prepayment of any lean from any other party. The Company converted all subordinated debt and accrued interest with related parties, prior to the stated maturity date of the debt, to shares of its common stock in July 1996.

           ICICI Action Requested: Please date and sign below in the space provided ICICI's consent to such conversion, its agreement that the prohibition described above is deleted from the General Conditions and no longer applicable to the Company, and its acknowledgement that such conversion does not violate or constitute an event of default under the Loan Agreement or General conditions.

     7. General conditions No. GC-FC-88, section 7.3 (A) (V) states the Company is prohibited from declaring or paying any dividends to shareholders in excess of 15%, without the prior approval of ICICI. However, the loan agreement provides that the payment of dividends is restricted if the loan payments are installments. The loan agreement further specifies that where language in the General Conditions differs from the loan agreement, the loan agreement is the controlling document.

           ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that the language in the loan agreement controls and the Company is not restricted in the future payment of dividends, unless the Company is not current with loan payments.

     8. General Conditions No. GC-FC-88, section 10.3, Notice to the Lenders on the Happening of an Event of Default - The Company is required to notify ICICI in writing specifying the nature of any event of default.

           ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that this letter satisfies the requirement of section
           10.3 in that ICICI has been properly notified by the Company of all items that may be considered possible events of default.

Mr. U. A. Deshpande
Industrial Credit Investment
  Corporation of India
September 25, 1996
Page 4

     COOPERATION AND PRODUCT FINANCING AGREEMENT DATED JUNE 1, 1990

        9. Royalty payments are to be made to ICICI semiannually on January 15 and July 15 of each year. The Company was in arrears on the royalty payments and has been granted a deferral until January, 1997.

            ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that ICICI's deferral of payments through January 1997, constitutes a waiver of previous non-payments of royalties and as such cures any potential event of default that may have existed.

        10. annual sales are to be certified by the Company's independent auditors and semiannual sales are to be certified by a principal officer of the Company. To date, only one report, for the year ended March 31, 1995, has been submitted to ICICI.

            ICICI ACTION REQUESTED: Please indicate by signing below in the space provided that ICICI waives the Company's non-compliance with this requirement for all years through March 31, 1996, and that ICICI does not intend to declare an event of default on this requirement. Further, please confirm that by submitting a copy of the audited financial statements as of and for the year ended March 31, 1996, ICICI will accept such financial statements in satisfaction of this requirement.

        Please respond directly to our auditors, Urish Popeck & Co., Three Gateway Center, Pittsburgh, PA 15222.

                                        Very truly yours,


                                       /s/ RAVINDRA KOKA
                                       ----------------------------------
                                           Ravindra Koka, President

Mr. U. A. Deshpanda
Industrial Credit Investment
  Corporation of India
September 25, 1996
Page 5

Dear Urish Popeck & Co.:

     ICICI hereby takes the actions, grants and consents and waivers and agrees to the modifications of the Loan Agreement and General Conditions, as requested above, except as follows:

                        NIL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                                                  /s/ U.A. DESHPANDA
                                                  -----------------------------
                                                  Authorized Signature
                                                      (U.A. Deshpanda)

                                                  ------------------------------
                                                  Date: 07.10.96